Exhibit 99.1

Ducommun Incorporated Enters into

Definitive Agreement to Acquire BLR Aerospace

Leading Provider of Proprietary Aerodynamic Systems that Enhance the Productivity, Performance and Safety of Rotary- and Fixed-Wing Aircraft

SANTA ANA, Calif., March 21, 2023 (GLOBE NEWSWIRE) Ducommun Incorporated (NYSE:DCO) (“Ducommun” or the “Company”) today announced that it entered into a definitive securities purchase agreement (the “Transaction”) to acquire BLR Aerospace, LLC (“BLR”) on March 20, 2023. The Transaction is subject to customary closing conditions and regulatory approval, and is expected to be completed during the second quarter of 2023.

“I am delighted to welcome the team at BLR Aerospace to Ducommun as we continue to add proprietary engineered products to our portfolio,” said Stephen G. Oswald, chairman, president and chief executive officer of Ducommun Incorporated. “This is a first step in our commitment made during Ducommun’s Investor Day last December to increase the amount of engineered products and aftermarket in our revenues. BLR is an absolute industry leader in providing engineered products and aftermarket services to rotorcraft, fixed-wing business aviation OEM customers and fleet operators worldwide and their team will only strengthen our position. The other exciting aspect of BLR is that they are contributing to the advancement of both the Commercial Aviation and Defense industries through innovation and that is in line with our Company’s vision.”

Founded in 1992, BLR is a leading provider of aerodynamic systems that enhance the productivity, performance and safety of rotary- and fixed-wing aircraft on commercial and military platforms. BLR has a rich heritage and proud legacy of aerodynamic leadership that dates back to its origin as Boundary Layer Research and currently offers a comprehensive portfolio of products that includes FastFin® systems, winglet systems, propellers and flow modifiers. BLR’s solutions are intended to increase an aircraft’s overall productivity, performance and safety, while fundamentally improving its operating characteristics and expanding the mission set of various aircraft families.

“We are excited to join the Ducommun family. BLR’s rich heritage, history of innovation and emphasis on technical excellence and commitment to offer products that deliver true and quantifiable step changes in performance will complement Ducommun’s existing portfolio of engineered products for the commercial aerospace and defense industries. With Ducommun, BLR expects to accelerate its growth and expand its focus on innovative offerings to meet the needs of an evolving customer base,” said Mike Carpenter, BLR’s president.

Ducommun intends to finance the acquisition through its existing revolving credit facility.

Advisors

B. Riley Securities, Inc. acted as the exclusive financial advisor to Ducommun on the transaction and Winston & Strawn, LLP served as legal adviser to Ducommun.

Houlihan Lokey Capital, Inc. served as financial adviser to BLR.

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About Ducommun Incorporated

Ducommun Incorporated delivers value-added innovative manufacturing products and solutions to customers in the aerospace, defense and industrial markets. Founded in 1849, the Company specializes in two core areas—Electronic Systems and Structural Systems—to produce complex products and components for commercial aircraft platforms, mission-critical military and space programs, and sophisticated industrial applications. For more information, visit ducommun.com.

About BLR Aerospace

BLR Aerospace, LLC, headquartered in Everett, Washington, provides performance-enhancing products now on more than 10,000 helicopters and airplanes worldwide and is endorsed by industry-leading OEMs such as Airbus Helicopters, Textron Aviation, Sikorsky Aircraft and Bell Helicopters. For more information, please visit https://www.blraerospace.com/.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, relating to the acquisition of BLR Aerospace, LLC discussed above, including statements relating to Ducommun’s expectations relating to the closing of the acquisition, the intended financing of the acquisition, the intended results of BLR’s products, the acquisition being complementary to its existing portfolio and BLR accelerating its growth. The Company generally use the words “believe,” “expect,” and similar expressions in this press release to identify forward-looking statements. These statements are based on assumptions currently believed to be valid, but they involve risks and uncertainties that could cause the Company’s actual results to differ materially from those expressed in the forward-looking statements. Important uncertainties that could cause our actual results to differ from those expressed in the forward-looking statements are identified in the Company’s reports filed with the SEC, including the Company’s Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K, and Current Reports on Form 8-K. The forward-looking statements included in this press release are made only as of the date of this press release, and Ducommun does not undertake any obligation to (and expressly disclaims any such obligation to) update the forward-looking statements to reflect subsequent events or circumstances, except as required by law.

Contacts

Suman Mookerji, Vice President, Corporate Development, Investor Relations, Lightning Diversion Systems & MAGSEAL

657.335.3665, SMookerji@ducommun.com

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